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                  STM WIRELESS ACQUIRES TELECOM INTERNATIONAL

         IRVINE, CALIFORNIA, December 16, 1997 - STM WIRELESS, INC. (STM) (NASDAQ NM Symbol: STMI), a leading manufacturer of wireless communications products, today announced the completion of the acquisition of Telecom International, Inc. (Telecom), a privately held network systems integrator, based in Atlanta, Georgia. Under the terms of the agreement each share of Telecom stock will be exchanged for a number of shares of STM common stock and Telecom will become a wholly-owned subsidiary of STM. The transaction is intended to be accounted for as a pooling of interest and to qualify as a tax-free reorganization.

         "By combining STM and Telecom's strengths in products and systems, our customers will be offered one-stop shopping for all of their satellite communications needs," stated Emil Youssefzadeh, President and CEO of STM. "The addition of Telecom's digital video, Enterprise and Gateway systems and their global reach enhances STM's offerings in the fast growing international marketplace. This acquisition gives STM the capability to pursue exciting new opportunities in satellite communications."

         Jack Acker, President and CEO of Telecom, added, "The combination of the product, systems, marketing and management strengths of both companies will position STM as one of the satellite industry's premier providers of turnkey, end-to-end networking solutions for carriers, ISPs, broadcasters and enterprises. STM and Telecom share a common vision of the satellite communications market--delivery of end-to-end networking solutions to developing economies around the world. Executing these solutions requires strong VSAT products, network system integration skills, turnkey ability and demonstrated international success, which the combined companies possess." STM Wireless, Inc., headquartered in Irvine, California (Web Site: www.stmi.com) is an international provider of wireless communications solutions including VSATs (Very Small Aperture Terminals) for voice, data and video applications with equipment installed in over 80 countries. In addition to its supply of satellite network systems, the company has two subsidiaries involved in related businesses. Direc-to-Phone International (DTPI) is a service subsidiary which uses products manufactured by STM to enter into service agreements with local partners to provide turnkey communications services, generating long-term cash flow. Telecom Multimedia Systems, Inc (TMSI) is a technology subsidiary focused on Internet telephony, developing













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products and digital signal processing solutions which provide low delay, high quality, voice over IP solutions.

         Telecom International, headquartered in Norcross, Georgia, (Web Site: www.telintl.com) provides telecommunications services to companies and organizations in more than 75 countries. Telecom capabilities include full turnkey system integration for complete stations or networks and system management, engineering and technical support for equipment and service providers.

         This document contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, STM Wireless, Inc. or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. As discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and its Forms 10-Q for the first three quarters of fiscal 1997, the Company's future operating results are uncertain and may be impacted by the following factors, among others: the long-term cycle involved in completing major contracts, particularly in foreign markets; increasing competitive pressures; general economic conditions; technological advances; the timing of new product introductions; political and economic risks involved in foreign markets and foreign currencies; and the timing of operating and other expenditures.

























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